SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Midas Magic, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑      No fee required.
☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐      Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

11 Hanover Square New York, NY 10005 September 27, 2012

VIA EXPRESS MAIL -- OVERNIGHT DELIVERY

“Registration Field”

Dear

Due to insufficient voting, Midas Magic, Inc. has adjourned its Special Meeting of Shareholders to October 1, 2012. Our records show that you have not yet voted your shares. Please vote now to help the Fund avoid the expenses of further meeting adjournments and voting solicitations.

The Board of Directors, including all of the independent directors, unanimously recommends that you vote “FOR” an agreement and plan of reorganization and approval of a new investment management agreement.  No matter how many shares you own you are asked to vote now -- otherwise the Fund will incur needless expenses to continue seeking the necessary votes.  The proxy statement for the meeting can be found on the Fund’s website at www.MidasFunds.com.  Please give this urgent matter your immediate attention.

To vote by phone, please contact shareholder services toll-free at 1-800-870-0126, between 9:00 a.m. and 10:00 p.m. ET, Monday through Friday.  At the time of the call please reference the ID number listed below.

Please feel free to contact me at any time at 1-212-480-6432, extension 208 (work), 1-917-805-1818 (cell), or by email to jramirez@midasfunds.com. We greatly appreciate your time and assistance.  Thank you for investing with Midas!

Sincerely,

MIDAS MAGIC, INC.

John F. Ramírez
General Counsel

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